Exhibit 10.B

Wachovia Bank, N.A. Real Estate Financial Services SC1098 16 Broad Street Post Office Box 700 Charleston, SC 29401

WACHOVIA

December 17, 2003

Mr. Steven P. Birdwell
Chief Financial Officer
Sea Pines Company, Inc.
Post Office Box 7000
Hilton Head, SC 29938

RE:  Net Worth Covenant Waiver for Year Ended October 31, 2004

Dear Steve:

You have informed us that the Net Worth Ratio of the Company is projected to be above the maximum level as of October 31, 2004, as required by Section 8.02(a) (i) of the Amended and Restated Master Credit Agreement dated October 31, 2002. This deficiency represents an “event of default” as that term is used in the Agreement. The Bank hereby waives the requirement that the Borrower maintain the Net Worth Ratio specified by Section 8.02(a) (i) of the Agreement for the fiscal year ending October 31, 2004.

The Lender hereby reserves all other rights and remedies it may have against the Borrower under the Master Credit Agreement. This waiver does not extend to any other covenant contained in the Master Credit Agreement, and shall not be deemed to be a waiver of, or acquiescence or consent of the Lender to any other default now or hereafter under the Master Credit Agreement.

Timothy S. Blake
Vice President
Wachovia Bank, N.A.